Exhibit 99.1

News Release

Investor Contacts:

Crescendo Communications

626 RXR Plaza
Uniondale, NY 11556
T: 844-589-8760
mnga@crescendo-ir.com

MagneGas Announces Reverse Stock Split

TAMPA, Florida, May 19, 2017 /PRNewswire/ --

MagneGas Corporation (NASDAQ:MNGA), today announced that it has filed a Certificate of Amendment to its Certificate of Incorporation to effect a 1-for-10 reverse stock split, effective as of 5:00 p.m. Eastern Time today. The reverse stock split was effected by MagneGas in accordance with the authorization adopted by MagneGas stockholders at the Special Meeting of Stockholders held on May 17, 2017.

Proportional adjustments will be made to the conversion and exercise prices of the Company's outstanding warrants, convertible notes, convertible preferred stock and stock options, and to the number of shares issued and issuable under the Company's equity compensation plans. The number of authorized shares of the Company's common stock will remain 90 million shares until such time as the Board of Directors determines to file an Amended and Restated Certificate of Incorporation to increase the authorized shares of the Company’s common stock from 90 million shares to 190 million shares, which increase was also approved by MagneGas stockholders at the Special Meeting of Stockholders held on May 17, 2017.

The reverse stock split is intended to increase the market price per share of the Company's common stock to allow the Company to maintain the listing of its common stock on The NASDAQ Capital Market. The Company's common stock will begin trading on a split-adjusted basis on Monday, May 22, 2017. The Company's common stock will continue to trade on The NASDAQ Capital Market under the symbol "MNGA."  The new CUSIP number for the common stock following the reverse stock split will be 55939L 301.

About MagneGas Corporation

MagneGas® Corporation (MNGA) owns a patented process that converts various renewables and liquid wastes into MagneGas fuels. These fuels can be used as an alternative to natural gas or for metal cutting. The Company's testing has shown that its metal cutting fuel “MagneGas2®” is faster, cleaner and more productive than other alternatives on the market. It is also cost effective and safe to use with little changeover costs.  The Company currently sells MagneGas2® into the metal working market as a replacement to acetylene.

The Company also sells equipment for the sterilization of bio-contaminated liquid waste for various industrial and agricultural markets. In addition, the Company is developing a variety of ancillary uses for MagneGas® fuels utilizing its high flame temperature for co-combustion of hydrocarbon fuels and other advanced applications.  For more information on MagneGas®, please visit the Company's website at http://www.MagneGas.com.

The Company distributes MagneGas2® through Independent Distributors in the U.S. and through its wholly owned distributor, Equipment Sales and Services, Inc. (“ESSI”). ESSI has four locations in Florida and distributes MagneGas2®, industrial gases and welding supplies. For more information on ESSI, please visit the company’s website at http://www.weldingsupplytampa.com

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.